CPI AEROSTRUCTURES, INC. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-288737, 333-272991, 333-255551, 333-212837, 333-164687 and 333-130077) of our report dated March 31, 2026, with respect to the consolidated financial statements of CPI Aerostructures, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Melville, NY

March 31, 2026